Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

NEW YORK, February 13, 2017 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three and twelve months ended December 31, 2016. For the three and twelve months ended December 31, 2016, net income attributable to common stockholders was $0.31 and $0.91 per diluted share, respectively, compared with $0.18 and $0.65 per diluted share, respectively, in the comparable 2015 period.

Key highlights for the twelve months ended December 31, 2016 include:

•	Grew FFO per diluted share 7.0% year-over-year, excluding non-cash GAAP rental adjustments and lease termination fees

•	Generated same property NOI growth of 2.5%

•	Executed 7.9 million square feet of new and renewal leases at comparable rent spreads of 16.5%

•	Increased leased occupancy by 20 basis points year-over-year to 92.8%

•	Increased small shop leased occupancy by 80 basis points year-over-year to 85.1%

•	Completed 28 anchor space repositioning projects, 12 outparcel developments and one redevelopment project for a total investment of $67 million at an average incremental NOI yield of 12%

•	Completed $48 million of acquisitions and $107 million of dispositions

•	Provided NAREIT FFO guidance for 2017 of $2.05 - $2.12 per diluted share, representing an increase of 3.3 to 6.3% over 2016, excluding non-cash GAAP rental adjustments and lease termination fees

“2016 results demonstrate the strength of our core fundamentals and enhanced operating capabilities. With 7.9 million square feet of new and renewal leases executed during the year at blended rent spreads of 16.5%, we continue to see strong demand from dynamic and expanding retailers,” commented James Taylor, Chief Executive Officer and President. “Importantly, we set new records in average base rent per square foot achieved, small shop occupancy and overall leasing volume, while also successfully ramping-up our value accretive redevelopment and capital recycling activity. We also refinanced over $900 million of debt and amended our $2.75 billion credit facility, extending our weighted average maturity and increasing our unencumbered asset base to 73% of the portfolio. I couldn’t be more pleased with how this team has performed.”

FINANCIAL HIGHLIGHTS
Net Income

•
For the three months ended December 31, 2016 and 2015, net income attributable to common stockholders was $93.1 million, or $0.31 per diluted share, and $55.3 million, or $0.18 per diluted share, respectively.

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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

•
For the twelve months ended December 31, 2016 and 2015, net income attributable to common stockholders was $275.5 million, or $0.91 per diluted share, and $193.6 million, or $0.65 per diluted share, respectively.

NAREIT FFO

•	For the three months ended December 31, 2016 and 2015, NAREIT FFO was $163.0 million, or $0.53 per diluted share and $155.8 million, or $0.51 per diluted share, respectively.

•
For the twelve months ended December 31, 2016 and 2015, NAREIT FFO was $632.0 million, or $2.07 per diluted share and $600.2 million, or $1.97 per diluted share, respectively. Results for the twelve months ended December 31, 2016 include expenses related to the previously disclosed Audit Committee review, executive severance expenses, litigation and other non-routine legal expenses and other items that impact FFO comparability of ($10.1) million, or ($0.03) per diluted share. Results for the twelve months ended December 31, 2015 include a non-recurring charge related to pre-IPO compensation programs, transaction expenses and executive severance expenses, offset by an adjustment of tax reserves for pre-IPO transactions and a gain on extinguishment of debt, and other items that impact FFO comparability of ($7.7) million, or ($0.03) per diluted share.

Same Property NOI Growth

•	Same property NOI for the three and twelve months ended December 31, 2016 increased 1.6% and 2.5%, respectively from the comparable 2015 periods.

•	Same property base rent for the three and twelve months ended December 31, 2016 contributed 240 basis points and 250 basis points, respectively, to same property NOI growth.

•
Same property NOI growth for the three months ended December 31, 2016 was impacted by adjustments made in the three months ended December 31, 2015 related to the previously disclosed Audit Committee review. In addition, results were negatively impacted by a 50 basis point decline in billed occupancy, primarily driven by tenant bankruptcies, as well as by one-time ancillary and other income items in the three months ended December 31, 2015.

Dividend

•	The Company’s Board of Directors declared a quarterly cash dividend of $0.26 per common share (equivalent to $1.04 per annum) for the first quarter of 2017.

•	The dividend is payable on April 17, 2017 to stockholders of record on April 5, 2017, representing an ex-dividend date of April 3, 2017.

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities

•
During the three months ended December 31, 2016, the Company completed four anchor space repositioning projects and added five new projects to its pipeline.  At December 31, 2016, the anchor space repositioning pipeline was comprised of 16 projects with an aggregate expected cost of approximately $35 million at expected average incremental NOI yields of 12 to 14%.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

•
During the three months ended December 31, 2016, the Company completed four outparcel developments. At December 31, 2016, the outparcel development pipeline was comprised of seven projects with an aggregate expected cost of approximately $10 million at an expected average incremental NOI yield of 15%. In addition, the new development pipeline was comprised of one project, with an expected cost of approximately $33 million and an expected incremental NOI yield of 10%.

•
During the three months ended December 31, 2016, the Company completed one redevelopment project and added two new projects to its pipeline.  At December 31, 2016, the redevelopment pipeline was comprised of nine projects with an aggregate expected cost of approximately $113 million at an expected average incremental NOI yield of 9%.

Acquisitions

•
During the three months ended December 31, 2016, the Company acquired Felicita Town Center, a 127,000 square foot open-air shopping center located in Escondido, California (San Diego MSA), for $40.1 million. Felicita Town Center is anchored by a newly expanded and highly productive Trader Joe’s and is located directly across from the Company’s Felicita Plaza.

•
During the twelve months ended December 31, 2016, the Company completed five acquisitions, comprised of Felicita Town Center, as well as outparcels and land, for an aggregate purchase price of $48.0 million.

Dispositions

•	During the three months ended December 31, 2016, the Company generated approximately $74.8 million of gross proceeds through the sale of three properties including:

◦	Plymouth Plaza, a 30,000 square foot office building in Plymouth Meeting, Pennsylvania;

◦	Shopper’s Haven Shopping Center, a 207,000 square foot asset located in Pompano Beach, Florida; and

◦	Midway Market Square, a 224,000 square foot shopping center located in Elyria, Ohio.

•	During the twelve months ended December 31, 2016, the Company generated approximately $106.8 million of gross proceeds through asset sales.

CAPITAL STRUCTURE

•
During the three months ended December 31, 2016, the Company repaid an aggregate of $48.6 million of secured indebtedness, including amortization, at a weighted average stated interest rate of 6.6%, increasing its unencumbered asset base to 73% of the portfolio.

•	During the twelve months ended December 31, 2016, the Company repaid an aggregate of $914.5 million of secured indebtedness, including amortization, at a weighted average stated interest rate of 5.6%.

•
During the twelve months ended December 31, 2016, the Company issued an aggregate $1.1 billion of senior notes and executed an amendment and restatement to its $2.75 billion credit facility, extending its weighted average maturity and lowering the aggregate pricing.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

GUIDANCE

•	The Company’s NAREIT FFO per diluted share expectations for 2017 and underlying assumptions follow:

2017E (dollars in millions, except per share amounts)
NAREIT FFO per diluted share	$2.05 - $2.12
Key Underlying Assumptions
Same property NOI growth	2.0 - 3.0%
Straight-line rental income, amortization of above- and below-market rent and tenant inducements and straight-line ground rent expense	$38 - $42
General and administrative expenses (1)	$86 - $90
GAAP interest expense	$224 - $230
Value enhancing capital expenditures	$120 - $150
(1) Does not include any expectations of additional one-time items, including, but not limited to, litigation, investigative and other non-routine legal expenses.

•	The following table provides a bridge from the Company’s 2016 NAREIT FFO per diluted share to the range of the Company’s 2017 estimated NAREIT FFO per diluted share:

	Low	High
2016 NAREIT FFO per diluted share	$2.07	$2.07
Same property NOI growth	$0.06	$0.09
Straight-line rental income, amortization of above- and below-market rent and tenant inducements and straight-line ground rent expense	($0.04)	($0.03)
Lease termination fees	($0.04)	($0.04)
General and administrative expenses	$0.01	$0.02
GAAP interest expense	($0.01)	$0.01
Capital recycling, gain on extinguishment of debt and other	$0.00	$0.00
2017E NAREIT FFO per diluted share	$2.05	$2.12
Growth excluding non-cash GAAP rental adjustments and lease termination fees	3.3%	6.3%

•	The following table provides a reconciliation of the range of the Company’s 2017 estimated net income attributable to common stockholders to NAREIT FFO:

(Unaudited, dollars in millions, except per share amounts)	2017E	2017E Per Diluted Share
Net income attributable to common stockholders	$275 - $296	$0.90 - $0.97
Depreciation and amortization	$351	$1.15
NAREIT FFO	$626 - $647	$2.05 - $2.12

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

CONNECT WITH BRIXMOR

•	For additional information, please visit www.brixmor.com;

•	Follow Brixmor on Twitter at www.twitter.com/Brixmor;

•	Find Brixmor on LinkedIn at www.linkedin.com/company/brixmor.

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Tuesday, February 14, 2017 at 10:00 AM ET.   To participate, please dial 888.317.6003 (domestic) or 412.317.6061 (international) at least ten minutes prior to the scheduled start of the call (Passcode: 6718936).  The teleconference can also be accessed via a live webcast at www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on February 28, 2017 by dialing 877.344.7529 (domestic) or 412.317.0088 (international) (Passcode: 10097244) or via the web through February 14, 2018 at www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at www.brixmor.com in the Investors section.  These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

NON-GAAP DISCLOSURES
NAREIT FFO
NAREIT FFO is a supplemental non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) in accordance with GAAP excluding (i) gain (loss) on disposition of operating properties, and (ii) extraordinary items, plus (iii) depreciation and amortization of operating properties, (iv) impairment of operating properties and real estate equity investments, and (v) after adjustments for joint ventures calculated to reflect FFO on the same basis.

The Company presents NAREIT FFO as it considers it an important supplemental measure of its operating performance and the Company believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. The Company believes NAREIT FFO assists investors  in analyzing Brixmor’s comparative operating and financial performance because, by excluding gains and losses related to dispositions of previously depreciated operating properties, real estate-related depreciation and amortization of continuing operations, impairment of operating properties, and after adjustments for joint ventures calculated to reflect FFO on the same basis, investors can compare the operating performance of a company’s real estate between periods.

NAREIT FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of financial performance and is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of liquidity.

Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations and, accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP. Computation of NAREIT FFO may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from NAREIT FFO are significant components in understanding and addressing financial performance.  A reconciliation of NAREIT FFO to Net income is presented in the attached table.

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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

Same Property NOI
Same property NOI is calculated (using properties owned for the entirety of both periods excluding properties under development or pending stabilization), as revenues (base rent, ancillary and other, expense reimbursements and percentage rents) less rental operating expenses (operating costs, real estate taxes and provision for doubtful accounts). Same Property NOI includes unconsolidated joint venture, Montecito Marketplace, at pro rata share.  Same property NOI excludes corporate level income (including management, transaction and other fees), lease termination fees, straight-line rental income, amortization of above- and below-market rent and tenant inducements, straight-line ground rent expense and income / expense associated with the captive insurance entity.

Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies and the Company believes it is frequently used by securities analysts, investors and other interested parties in understanding business and operating results regarding the underlying economics of Brixmor's business operations.

It includes only the net operating income of properties owned and stabilized for the full period presented, which eliminates disparities in net income due to the acquisition, disposition or stabilization of development properties during the period presented, and therefore, provides a more consistent metric for comparing the performance of properties. Management uses same property NOI to review operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Same property NOI is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income (determined in accordance with GAAP) or other GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP.  Computation of same property NOI may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to such other REITs.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor Property Group, a real estate investment trust (REIT), is a leading owner and operator of high-quality, open-air shopping centers. The Company’s more than 500 retail centers comprise 86 million square feet in market-dominant locations across the nation and are supported by a diverse mix of highly productive non-discretionary and value-oriented retailers, as well as service and entertainment users. Brixmor is committed to maximizing the value of its portfolio by prioritizing investments, cultivating relationships and capitalizing on embedded growth opportunities through driving rents, increasing occupancy and pursuing repositioning and redevelopment projects. Headquartered in New York City, Brixmor is a partner to more than 5,500 best-in-class national, regional and local tenants and is the largest landlord to The TJX Companies and The Kroger Company.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	12/31/16	12/31/15
Assets
Real estate
Land	$2,006,655	$2,011,947
Buildings and tenant improvements	8,043,855	7,976,529
Construction in process	121,817	66,797
Lease intangibles	836,731	877,577
	11,009,058	10,932,850
Accumulated depreciation and amortization	(2,167,054)	(1,880,685)
Real estate, net	8,842,004	9,052,165
Investments in and advances to unconsolidated joint venture	7,921	5,019
Cash and cash equivalents	51,402	69,528
Restricted cash	51,467	41,462
Marketable securities	25,573	23,001
Receivables, net of allowance for doubtful accounts of $16,756 and $16,587	178,216	180,486
Deferred charges and prepaid expenses, net	122,787	109,149
Other assets	40,315	17,197
Total assets	$9,319,685	$9,498,007

Liabilities
Debt obligations, net	$5,838,889	$5,974,266
Accounts payable, accrued expenses and other liabilities	553,636	603,439
Total liabilities	6,392,525	6,577,705

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
304,343,141 and 299,138,450 shares outstanding	3,043	2,991
Additional paid in capital	3,324,874	3,270,246
Accumulated other comprehensive income (loss)	21,519	(2,509)
Distributions in excess of net income	(426,552)	(400,945)
Total stockholders' equity	2,922,884	2,869,783
Non-controlling interests	4,276	50,519
Total equity	2,927,160	2,920,302
Total liabilities and equity	$9,319,685	$9,498,007

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Twelve Months Ended
	12/31/16	12/31/15	12/31/16	12/31/15

Revenues
Rental income	$253,538	$251,119	$998,118	$984,548
Expense reimbursements	69,604	75,462	270,548	276,032
Other revenues	892	(1,030)	7,106	5,400
Total revenues	324,034	325,551	1,275,772	1,265,980

Operating expenses
Operating costs	35,922	35,698	133,429	129,477
Real estate taxes	43,601	47,276	174,487	180,911
Depreciation and amortization	92,668	102,511	387,302	417,935
Provision for doubtful accounts	2,603	2,567	9,182	9,540
Impairment of real estate assets	3,183	198	5,154	1,005
General and administrative	22,539	25,424	92,248	98,454
Total operating expenses	200,516	213,674	801,802	837,322

Other income (expense)
Dividends and interest	61	74	542	315
Interest expense	(55,189)	(58,723)	(226,671)	(245,012)
Gain on sale of real estate assets	25,381	2,520	35,613	11,744
Gain (loss) on extinguishment of debt, net	117	798	(832)	1,720
Other	(699)	(233)	(4,957)	(348)
Total other expense	(30,329)	(55,564)	(196,305)	(231,581)

Income before equity in income of unconsolidated joint venture	93,189	56,313	277,665	197,077
Equity in income of unconsolidated joint venture	129	101	477	459
Net income	93,318	56,414	278,142	197,536
Net (income) attributable to non-controlling interests	(115)	(1,002)	(2,514)	(3,816)
Net income attributable to Brixmor Property Group, Inc.	93,203	55,412	275,628	193,720
Preferred stock dividends	(150)	(150)	(150)	(150)
Net income attributable to common stockholders	$93,053	$55,262	$275,478	$193,570

Per common share:
Net income attributable to common stockholders:
Basic	$0.31	$0.18	$0.91	$0.65
Diluted	$0.31	$0.18	$0.91	$0.65
Weighted average shares:
Basic	304,292	298,868	301,601	298,004
Diluted	305,192	299,697	305,060	305,017

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FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Twelve Months Ended
	12/31/16	12/31/15	12/31/16	12/31/15

Net income	$93,318	$56,414	$278,142	$197,536
Gain on disposition of operating properties	(25,381)	(2,520)	(35,613)	(11,744)
Depreciation and amortization- real estate related- continuing operations	91,892	101,833	384,187	413,470
Depreciation and amortization- real estate related- unconsolidated joint venture	20	26	88	85
Impairment of operating properties	3,183	—	5,154	807
NAREIT FFO	$163,032	$155,753	$631,958	$600,154

NAREIT FFO per share/OP Unit - diluted	$0.53	$0.51	$2.07	$1.97
Weighted average shares/OP Units outstanding - basic and diluted (1)	305,191	305,105	305,059	305,023

Items that impact FFO comparability
Gain (loss) on extinguishment of debt, net	$117	$798	$(832)	$1,720
Litigation and other non-routine legal expenses	(852)	—	(1,810)	—
Transaction expenses	(209)	(652)	(505)	(2,139)
Shareholder equity offering expenses	(84)	(112)	(848)	(718)
Executive severance expenses	—	(1,405)	(2,260)	(1,405)
Executive equity based compensation (2)	—	—	(88)	—
Audit committee review expenses	—	—	(3,711)	—
Non-recurring charge related to pre-IPO compensation programs	—	—	—	(9,875)
Adjustment of tax reserves for pre-IPO transactions	—	781	—	4,730
Total items that impact FFO comparability	$(1,028)	$(590)	$(10,054)	$(7,687)
Items that impact FFO comparability, net per share	$0.00	$0.00	$(0.03)	$(0.03)

Additional Disclosures
Straight-line rental income, net (3)	$4,625	$3,762	$14,463	$17,576
Amortization of above- and below-market rent and tenant inducements, net (4)	7,982	13,195	36,748	47,584
Straight-line ground rent (expense) income (5)	(60)	11	(1,035)	46

Dividends declared per share/OP Unit	$0.260	$0.245	$0.995	$0.920
Shares/OP Unit dividends declared	$79,245	$74,570	$303,177	$279,968
Share/OP Unit dividend payout ratio (as % of NAREIT FFO)	48.6%	47.9%	48.0%	46.6%

(1) Basic and diluted shares/OP Units outstanding reflects an assumed conversion of vested OP Units to common stock of the Company and the vesting of certain equity awards.
(2) Represents equity based compensation expense associated with executive departures for the twelve months ended December 31, 2016.
(3) Includes unconsolidated joint venture Montecito Marketplace straight-line rental income of $14 and $19 at pro rata share for the three and twelve months ended December 31, 2016, respectively; and straight-line rental expense of $11 and $19 at pro rata share for the three and twelve months ended December 31, 2015, respectively.
(4) Includes unconsolidated joint venture Montecito Marketplace amortization of above- and below-market rent and tenant inducements of $7 and $29 at pro rata share for the three and twelve months ended December 31, 2016, respectively; and $8 and $30 at pro rata share for the three and twelve months ended December 31, 2015, respectively.
(5) Straight-line ground rent (expense) income is included in Operating costs on the Consolidated Statements of Operations.

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SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended			Twelve Months Ended
	12/31/16	12/31/15	Change	12/31/16	12/31/15	Change
Same Property NOI Analysis
Number of properties	511	511	—	509	509	—
Percent billed	90.4%	90.9%	(0.5%)	90.6%	90.9%	(0.3%)
Percent leased	92.8%	92.6%	0.2%	92.8%	92.6%	0.2%

Revenues
Base rent	$230,673	$225,673		$907,375	$885,952
Ancillary and other	3,951	5,252		16,078	18,157
Expense reimbursements	69,381	74,814		267,871	273,189
Percentage rents	526	(1,473)		5,861	3,608
	304,531	304,266	0.1%	1,197,185	1,180,906	1.4%
Operating expenses
Operating costs	(37,010)	(36,834)		(132,597)	(130,895)
Real estate taxes	(43,354)	(46,814)		(172,473)	(178,959)
Provision for doubtful accounts	(2,686)	(2,557)		(9,113)	(9,366)
	(83,050)	(86,205)	(3.7)%	(314,183)	(319,220)	(1.6%)
Same property NOI (1)	$221,481	$218,061	1.6%	$883,002	$861,686	2.5%

Same property NOI excluding redevelopments (2)	$211,961	$208,834	1.5%	$845,636	$825,226	2.5%

NOI margin	72.7%	71.7%		73.8%	73.0%
Expense recovery ratio	86.3%	89.4%		87.8%	88.2%

Percent contribution to same property NOI growth:
	Change	Percent Contribution		Change	Percent Contribution
Base rent	$5,000	2.4%		$21,423	2.5%
Ancillary and other	(1,301)	(0.6%)		(2,079)	(0.2%)
Net recoveries	(2,149)	(1.0%)		(534)	(0.1%)
Percentage rents	1,999	0.9%		2,253	0.3%
Provision for doubtful accounts	(129)	(0.1%)		253	0.0%
		1.6%			2.5%

Reconciliation of Net Income Attributable to Common Stockholders to Same Property NOI
Same property NOI (1)	$221,481	$218,061		$883,002	$861,686
Adjustments:
Non-same property NOI	2,331	3,445		12,135	14,559
Lease termination fees	5,383	1,264		12,920	3,530
Straight-line rental income, net	4,611	3,773		14,444	17,595
Amortization of above- and below-market rent and tenant inducements, net	7,975	13,187		36,719	47,554
Fee Income	366	454		1,221	1,834
Straight-line ground rent (expense) income	(60)	11		(1,035)	46
Depreciation and amortization	(92,668)	(102,511)		(387,302)	(417,935)
Impairment of real estate assets	(3,183)	(198)		(5,154)	(1,005)
General and administrative	(22,539)	(25,424)		(92,248)	(98,454)
Total other expense	(30,329)	(55,564)		(196,305)	(231,581)
Pro rata share of same property NOI of unconsolidated joint venture	(179)	(185)		(732)	(752)
Equity in income of unconsolidated joint venture	129	101		477	459
Net income attributable to non-controlling interests	(115)	(1,002)		(2,514)	(3,816)
Preferred stock dividends	(150)	(150)		(150)	(150)

Net income attributable to common stockholders	$93,053	$55,262		$275,478	$193,570

(1) Includes unconsolidated joint venture, Montecito Marketplace, at pro rata share.
(2) Excludes ten redevelopment properties for the three and twelve months ended December 31, 2016.

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